EXHIBIT L

                  [Venable, Baetjer and Howard, LLP Letterhead]





                                                  May 8, 1998



Goodwin, Procter & Hoar LLP
Exchange Place
Boston, Massachusetts  02109-2881

Ladies and Gentlemen:

         We have acted as special Maryland counsel for The New America High Income Fund, Inc., a Maryland corporation (the "Company"), in connection with the issuance of 2,400 shares of the Fund's Series D Auction Term Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock") as described in Pre-Effective Amendment No. 1 to the Company's Registration Statement filed with the Securities and Exchange Commission on Form N-2, Securities Act File No. 333-49043 and Investment Company Act File No. 811-5399 (the "Registration Statement"). All capitalized terms not otherwise herein defined shall have the meaning set forth in the Registration Statement.

         As special Maryland counsel for the Company, we are familiar with its Charter and Bylaws, as amended. We have examined the prospectus included in its Registration Statement, substantially in the form it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the State Department of Assessments and Taxation of Maryland to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that when, (a) the minimum price to be paid for the Series D Preferred Stock has been properly authorized by the Pricing Committee of the Board of Directors; (b) the execution and delivery of the Underwriting Agreement among the Company, Wellington Management Company, LLP and


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Goodwin, Procter & Hoar LLP
May 8, 1998
Page 2


Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated has been further authorized by the Pricing Committee of the Board of Directors and the price to the Underwriters of the Series D Preferred Stock has been determined; and (c) Articles Supplementary classifying the Series D Preferred Stock have been filed with the State Department of Assessments and Taxation of Maryland:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  2. The issuance and sale of the Series D Preferred Stock pursuant to the Prospectus have been duly authorized by all necessary corporate actions on the part of the Company.

                  3. Upon the issuance and sale of the Series D Preferred Stock pursuant to the Prospectus the Series D Preferred Stock will be validly issued, fully paid and nonassessable.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

         You may rely upon our foregoing opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Legal Matters" in the Prospectus. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder. This opinion may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                     Very truly yours,

                                     /s/ Venable, Baetjer and Howard, LLP